UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

Vermillion, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34810	33-059-5156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of Principal Executive Offices) (Zip Code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On June 17, 2015, Vermillion, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with Quest Diagnostics Incorporated (“Quest Diagnostics”).  Pursuant to the Share Repurchase Agreement, on June 17, 2015, the Company purchased from Quest Diagnostics 860,595 shares of common stock of the Company, par value $0.001 per share, for a total purchase price of $1,290,892, or $1.50 per share.  The price per share was agreed to in principle in March 2015 and based upon a simple average of the closing prices per share of Company common stock for a trailing 60-day period at that time.  This price was then reduced by a negotiated discount.

The Company distributes OVA1 through Quest Diagnostics.  Accounts receivable from Quest Diagnostics totaled $160,000 at March 31, 2015.  In addition, pursuant to a commercial agreement with Quest Diagnostics, dated March 11, 2015 and as amended on April 10, 2015, Quest Diagnostics has agreed to transfer all OVA1 U.S. testing services to the Company’s subsidiary, ASPiRA LABS, Inc. (“ASPiRA LABS”), starting with 49 states in 2015, while continuing to provide blood draw and logistics support by transporting specimens from Quest Diagnostics’ clients to ASPiRA LABS for testing through at least March 11, 2017.  For additional information regarding the Company’s relationship with Quest Diagnostics, see Note 2 to the Company’s unaudited consolidated financial statements as of and for the quarter ended March 31, 2015 contained in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2015, which is hereby incorporated herein by reference.

The foregoing summary of the Share Repurchase Agreement is qualified in its entirety by reference to the Share Repurchase Agreement, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Share Repurchase Agreement, dated as of June 17, 2015, by and between Vermillion, Inc. and Quest Diagnostics Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: June 17, 2015	By:/s/ Eric J. Schoen
Name: Eric J. Schoen
Title: Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Share Repurchase Agreement, dated as of June 17, 2015, between Vermillion, Inc. and Quest Diagnostics Incorporated